UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2014

MEEMEE MEDIA INC.
(Formerly EnDev Holdings Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-52961	20-3356659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6630 West Sunset Blvd. Los Angeles, CA, 90027
(Address of Principal Executive Offices)

(310) 460-9215
(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Paul Amsellem as Director & Chief Executive Officer

On February 25, 2014, the Board of Directors (the “Board”) of MeeMee Media Inc. (the “Company”) appointed Paul Amsellem, age 39 to the Board, to hold office until the next Annual Meeting and until his successor is elected and qualified.   Mr. Amsellem currently acts as Managing Director – Europe for the Company.

Furthermore on February 25, 2014, Ira Rubenstein notified the Board that he would resign as Chief Executive Officer of the Company. The resignation became effective immediately.  Mr. Rubenstein will continue to serve as a member of the Board of Directors.  To fill the vacancy left by Mr. Rubenstein’s resignation, the Board appointed Paul Amsellem to the position of Chief Executive Officer.  Mr. Amsellem is expected to assume his position immediately and serve in this capacity until such time as his successor shall be duly appointed and qualified or until his resignation or removal.

Paul Amsellem comes to the role of MeeMee CEO with an extensive record of success, spanning more than twenty years in the mobile, digital media, technology, marketing and advertising spheres. Mr. Amsellem began his career at Wunderman (a WPP company) where he oversaw the data analytics group.  He then founded, ran and sold two pioneering European mobile media companies: PhoneValley and Cellcast Interactif.  In 2006, Mr. Amsellem acted as CEO of Adenyo Europe; a mobile marketing, advertising and analytics solutions provider through to June 2010. From March 2010 to present date, he has been the acting CEO of Appcity and beginning September 2010 through to present date, has led Nemapp; an exclusive European mobile and digital media consulting firm specializing in investment, marketing and strategy.  During his tenure with Nemapp, he has worked with many substantial public and private sector clients. In February 2011 to date, Mr. Amsellem has served as CEO of Mobile Network Group (EPA:ALMNG) and  June 2011 to March 2012, as COO and a Board member with Nokia France (NYSE:NOK).   Most recently, Mr. Amsellem has joined Labcity as CEO from September 2013 to date. These roles afforded Mr. Amsellem the privilege of working at the highest levels with many of the largest carriers, media companies, brands and advertising agencies in the world.

In connection with his appointment as Chief Executive Officer, Mr. Amsellem will receive an interim compensation of $7,500 monthly.  There are no family relationships between Mr. Amsellem  any director or executive officer of the Company, and there are no related party transactions between Mr. Amsellem and the Company reportable under Item 404(a) of SEC Regulation S-K.

ITEM 7.01        REGULATION FD DISCLOSURE

On February 26, 2014, in connection with the change in management and appointment of a new board member aforementioned in Item 5.02 above, the Company issued a press release.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

Exhibit No.	Document Description

99.1	Press release issued February 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEEMEE MEDIA INC.

March 3, 2014

/s/ MARTIN DOANE
Martin Doane
President and Chief Executive Officer